Exhibit 99.1

Acer Therapeutics Announces Expansion of ACER-801 (osanetant) Development Indications to Include Post-Traumatic Stress Disorder

Licensed exclusive worldwide rights from Emory University to patents and patent applications for certain methods of treating or preventing post-traumatic stress disorder (PTSD) with osanetant

Osanetant targets a distinct group of brain cells in a region of the brain that controls the formation and consolidation of fear memories, which may aid in preventing PTSD1

Up to 20% of people who have experienced a traumatic event will develop PTSD2 leading to over 12 million adults in the US suffering from PTSD during a given year3

NEWTON, MA – October 5, 2022 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious, rare and life-threatening diseases with significant unmet medical needs, today announced the expansion of ACER-801 (osanetant) into a new indication, for the reduction of the frequency and severity of acute stress disorder and post-traumatic stress disorder (PTSD). Acute stress disorder refers to the body’s immediate response to trauma, whereas PTSD is defined as the long-term effects of trauma.

Studies conducted at Emory University screened thousands of genes that were activated in the brains of mice following fear conditioning events. The top gene identified was Tac2, which is responsible for the production of the peptide, Neurokinin B (NKB), in mice. The researchers showed that the Tac2 gene, expressed by neurons specifically within the amygdala, is required for modulating fear memories, and that NKB, and its specific receptor, NK3R, are also involved in the consolidation of fear memories. By administering the potent and specific NK3R antagonist, osanetant, they were able to block fear memory consolidation shortly after exposure to a trauma, potentially providing a novel therapeutic approach for disorders with altered fear learning such as PTSD.1

“Immediately – hours to several days – after trauma exposure, memory remains in a labile state, called the memory consolidation period, and blocking fear memory consolidation after trauma exposure could lower the frequency and severity of PTSD in trauma patients,” said Kerry Ressler, MD, PhD, Chief Scientific Officer and James and Patricia Poitras Chair in Psychiatry at McLean Hospital.

“Activation of the NK3 receptor pathway in the central amygdala is necessary and sufficient for the modulation of fear memories, and we have learned that by blocking this pathway with osanetant, we can block the consolidation of fear memories in animal models,”1 added Dr. Ressler. “Osanetant is a promising agent that could reduce the frequency and of severity of PTSD for millions of people who experience a traumatic event.”

Acer previously entered into an agreement with Emory for an exclusive world-wide license to US Patent No. 10,314,835, US Application 15/320,952, and European Patent No. EP3160469 covering certain methods of treating or preventing PTSD with osanetant.

“We are pleased to further expand our ACER-801 development program into PTSD, an increasingly prevalent psychiatric disorder that affects millions every year. Today’s announcement further validates Acer’s strategy of identifying and developing treatments based on promising technology that can be applied in new ways for use in diseases with high unmet need,” commented Chris Schelling, CEO and Founder of Acer Therapeutics. “While the role of the NK3R pathway in the hypothalamus to manage thermoregulation is well-established in clinical trials, this opportunity explores an entirely different mechanism of action for the drug. We look forward to presenting our clinical development plan for ACER-801 for the reduction of frequency and severity of PTSD in the near future.”

According to the National Center for PTSD, in the US about 6 of every 10 men (or 60%) and 5 of every 10 women (or 50%) experience at least one trauma in their lives leading to about 12 million adults in the U.S. have PTSD during a given year.3  In the US alone, one-third of emergency department visits are for evaluation after trauma exposures and up to 20% of people who have experienced a traumatic event will develop PTSD.4

Rationale for ACER-801 (osanetant) Evaluation in Post-Traumatic Stress Disorder.

The Tacr3 gene encodes tachykinin receptor 3 (NK3R), which belongs to the tachykinin receptor family. This family of proteins includes typical G protein-coupled receptors and belongs to the rhodopsin subfamily. NK3R functions by binding to its high-affinity ligand, Neurokinin B (NKB), which is encoded by the Tac3 (human) gene. The role of NKB-NK3R in growth and reproduction has been extensively studied, but NKB-NK3R is also widely expressed in the nervous system from the spinal cord to the brain and is involved in both physiological and pathological processes in the nervous system.5  In animal models, Tac2 (mice) mRNA levels are rapidly up-regulated during fear consolidation 30 minutes after fear conditioning, and subsequent NKB-NK3R activation can lead to over stress sensitization and the consolidation of fear,6 and treatment with osanetant has been shown to block a critical fear/stress sensitization step in the brain.1,7,8 An effective therapeutic to reduce acute and persistent/long-term psychological and somatic symptoms would fulfill a large unmet need.

About Acer Therapeutics

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four investigational programs: ACER-001 (sodium phenylbutyrate) for treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS)

and post-traumatic stress disorder (PTSD); EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of viruses, including cytomegalovirus, Zika, dengue, Ebola and COVID-19. For more information, visit www.acertx.com.

References

1.	Andero R, Dias BG, Ressler KJ. A role for Tac2, NkB, and Nk3 receptor in normal and dysregulated fear memory consolidation. Neuron. 2014;83(2):444-454
2.	Sidran Institute. Traumatic Stress Education & Advocacy Fact Sheet.
3.	National Center for PTSD. How Common is PTSD in Adults?
4.	Sidran Institute. Traumatic Stress Education & Advocacy Fact Sheet.
5.	Zhang et al. Tacr3/NK3R: Beyond Their Roles in Reproduction. ACS Chemical Neuroscience 2020 11 (19), 2935-2943
6.	Al Abed et. Al, Biological Psychiatry 2021
7.	Andero R, Daniel S, Guo JD, et al. Amygdala-Dependent Molecular Mechanisms of the Tac2 Pathway in Fear Learning. Neuropsychopharmacology. 2016;41(11):2714-2722
8.	Zelikowsky M, Ding K, Anderson DJ. Neuropeptidergic Control of an Internal Brain State Produced by Prolonged Social Isolation Stress. Cold Spring Harb Symp Quant Biol. 2018;83:97-103

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. Examples of such statements include, but are not limited to, statements about the role we believe ACER-801 could play in reducing the frequency and severity of PTSD, the planned clinical evaluation of ACER-801 for such indication, and the continued development of ACER-801 for treatment of iVMS. Our pipeline products (including ACER-801) are under investigation and their safety and efficacy have not been established and there is no guarantee that any of our investigational products in development will receive health authority approval or become commercially available for the uses being investigated. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the availability of financing to fund our pipeline product development programs and general corporate operations as well as risks related to drug development and the regulatory approval process, including the timing and requirements of regulatory actions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Acer Contacts

Corporate contact:

Jim DeNike

Acer Therapeutics Inc.

jdenike@acertx.com

+1-844-902-6100

Investor contact:

Nick Colangelo

Gilmartin Group

nick@gilmartinIR.com

+1-332-895-3226

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